                                                                   Exhibit 12.1

              Seagate Technology Hard Drive Business, a Division of
                            Seagate Technology, Inc.

                Computation of Ratio of Earnings to Fixed Charges
                                  (in Millions)

                                                                                             Predecessor
                                                                                  --------------------------------   --------------
                                                                                       Six            Period from      Period from
                                                                                      Months            July 1,       November 23,
                                                                                      Ended               to               to
                           June 30    July 2     July 3,   June 27       June      December 31,      November 22,      December 29,
                            2000       1999       1998      1997         1996          1999           -   2000             2000
                        -------------------------------------------------------------------------------------------   -------------
Earnings:
   Income (loss)
    before income taxes $   641       $ 266     $ (708)    $ 905        $ 377          $ 268          $ (949)            $ (119)
Add back fixed charges:
   Interest Expense          52          49         51        35           56             26              23                 10
                        ------------------------------------------------------    ---------------------------        -------------
Adjusted Earnings       $   693       $ 315     $ (657)    $ 940        $ 433          $ 294          $ (926)            $ (109)


Total Fixed Charges          52          49         51        35        $  56          $  26          $   23               $ 10

Ratio of Earnings to
   Fixed Charges           13.3x        6.4x      26.9x        7.7x                     11.3x

Deficiency of Earnings
   to Fixed Charges                                708                                  $ --           $ 949              $ 119


                             Seagate Technology Inc.

                Computation of Ratio of Earnings to Fixed Charges
                                  (in Millions)

                                                                                 Seagate Technology                     New SAC
                                                ------------------------------------------------------------------  -------------
                                                                                         Six        Period from       Period from
                                                                                       Months         July 1,        November 23,
                                                         Fiscal Year (a)                Ended            to               to
                                                                                    December 31,    November 22,     December 29,
                            1996        1997       1998       1999          2000        1999            2000             2000
                            ----        ----       ----       ----          ----   -------------------------------  -------------
Earnings:
   Income (loss)
     before income taxes $   331      $  891      $ (704)      $ 1,873      $   609         $ 13          $ (1,640)         $ (132)
Add back fixed charges:
   Interest Expense           56          35          51            48           52           26                24              10
                        ----------------------------------------------------------       -------          --------         --------
Adjusted Earnings        $   387      $  926      $ (653)      $ 1,921      $   661         $ 39          $ (1,616)         $ (122)


Total Fixed Charges      $    56      $   35      $   51       $    48      $    52         $ 26              $ 24          $   10

Ratio of Earnings
     to Fixed Charges        6.9x       26.5x                    40.0x         12.7x         1.5x

Deficiency of Earnings
     to Fixed Charges                             $  704                                     $ --          $ 1,640           $ 132